UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2015

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 29, 2015, Care.com, Inc. (the “Company”) filed a Current Report on Form 8-K (the "Original 8-K") disclosing the determination by the Board of Directors of the Company to wind down the operations of Citrus Lane, Inc. ("Citrus Lane"). At the time of the filing of the Original Form 8-K, the Company was unable to make a good faith estimate of the total amount or range of amounts to be incurred in connection with the wind down, nor an estimate of the amount or range of amounts of any charges that would result in future cash expenditures. This Amendment to Current Report on Form 8-K/A amends the Original Form 8-K to include an estimate of the amounts the Company expects to incur in connection with the Citrus Lane wind down. Except as described below, all other information in the Original Form 8-K remains unchanged.

Item 2.05. Costs Associated with Exit or Disposal Activities
As of the date of this filing, the Company estimates that it will incur $2.6 million in costs associated with the wind down of the operations of Citrus Lane. These costs include $2.3 million in disposal costs, primarily inventory write offs, and $0.3 million in employee retention and severance costs which resulted in cash expenditures in the fourth quarter of 2015. As of the date of this filing, the Company estimates that it will incur less than $0.1 million in future cash expenditures.

This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2016	By:	/s/ Diane M. Musi
Diane M. Musi
Corporate Secretary and General Counsel